Exhibit 4.1

HONEYWELL AEROSPACE INC., as Company

and

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

INDENTURE

Dated as of March 16, 2026

i

Table of Contents (continued)

Table of Contents (continued)

ARTICLE 8
SECURITYHOLDERS’ MEETINGS

Section 8.01.	Purposes for Which Meeting May Be Called	40
Section 8.02.	Manner of Calling Meetings: Record Date	41
Section 8.03.	Call of Meeting by Company or Securityholders	41
Section 8.04.	Who May Attend and Vote at Meeting	41
Section 8.05.	Regulations	41
Section 8.06.	Manner of Voting at Meetings and Record to be Kept	42
Section 8.07.	Exercise of Rights of Trustee and Securityholders Not to be Hindered or Delayed	43

ARTICLE 9
SUPPLEMENTAL INDENTURES

Section 9.01.	Supplemental Indentures Without Consent of Holders	43
Section 9.02.	With Consent of Holders	44
Section 9.03.	Effect of Supplemental Indenture	45
Section 9.04.	Documents to Be Given to Trustee; Compliance with TIA	45
Section 9.05.	Notation on Securities in Respect of Supplemental Indentures	45

ARTICLE 10
CONSOLIDATION, MERGER OR SALE OF ASSETS

Section 10.01.	When the Company May Merge	45
Section 10.02.	Successor Corporation Substituted	46
Section 10.03.	Opinion of Counsel to Trustee	46

ARTICLE 11
REDEMPTION OF SECURITIES

Section 11.01.	Applicability of Article	46
Section 11.02.	Notice of Redemption; Partial Redemptions	47
Section 11.03.	Payment of Securities Called for Redemption	48

ARTICLE 12
DEFEASANCE AND COVENANT DEFEASANCE

Section 12.01.	Applicability of the Article: Company’s Option to Effect Defeasance or Covenant Defeasance	48
Section 12.02.	Legal Defeasance and Discharge	49
Section 12.03.	Covenant Defeasance	49
Section 12.04.	Conditions to Legal or Covenant Defeasance	50
Section 12.05.	Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions	51

Table of Contents (continued)

HONEYWELL AEROSPACE INC.

Reconciliation and tie between Trust Indenture Act of 1939

and this Indenture

Trust Indenture Act Section	Indenture Section
§310(a)(l)	6.09
(a)(2)	6.09
(a)(3)	Not Applicable
(a)(4)	Not Applicable
(a)(5)	6.09
(b)	6,10
§311(a)	6.13
(b)	6.13
(b)(2)	14.03(a), 14.03(b)
§312(a)	14.01, 14.02(a)
(b)	14.02(b)
(c)	14.02(c)
§313(a)	14.03(a)
(b)	14.03(a)
(c)	14.03(a), 14.03(b)
(d)	14.03(b)
§314(a)	14.04
(b)	Not Applicable
(c)(1)	15.05
(c)(2)	15.05
(c)(3)	Not Applicable
(d)	Not Applicable
(e)	15.05
§315(a)	6.01
(b)	6.06, 14.03(a)
(c)	6.01
(d)	6.01
(d)(1)	6.01
(d)(2)	6.01
(d)(3)	6.01
(e)	5.11
§316(a)(l)(A)	5.05
(a)(1)(B)	5.02, 5.04
(a)(2)	Not Applicable
(b)	5.07
(c)	7.02
§317(a)(l)	5.08
(a)(2)	5.09
(b)	4.03
§318(a)	15.07

*	This cross-reference table shall not, for any purpose, be deemed to be part of this Indenture.

THIS INDENTURE, dated as of March 16, 2026, among Honeywell Aerospace Inc., a Delaware corporation (the “Company”), and Deutsche Bank Trust Company Americas, a New York banking corporation (the “Trustee”),

WITNESSETH:

WHEREAS, the Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its unsecured debentures, notes or other evidences of indebtedness (herein called the “Securities”), to be issued in one or more series as in this Indenture provided; and

WHEREAS, all things necessary to make the Indenture a valid indenture and agreement according to its terms, have been done.

NOW, THEREFORE:

In consideration of the premises and the purchases of the Securities by the Holders thereof, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders from time to time of the Securities as follows:

ARTICLE 1

DEFINITIONS

Section 1.01. Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section. All other terms used in this Indenture which are defined in the Trust Indenture Act or the definitions of which in the Securities Act are referred to in the Trust Indenture Act (except as herein otherwise expressly provided or unless the context otherwise clearly requires), shall have the meanings assigned to such terms in the Trust Indenture Act and in the Securities Act as in force at the date of this Indenture. All accounting terms used herein and not expressly defined shall have the meanings given to them in accordance with generally accepted accounting principles in the United States (whether or not such is indicated herein). The words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular.

“Agent Members” has the meaning provided in Section 3.08(a).

“Agents” means the paying agent, transfer agent, registrar and calculation agent.

“Board of Directors” means, with respect to any Person, the board of directors or board of managers of such Person, or any authorized committee of the board of directors or board of managers of such Person or any officer of such Person duly authorized by the board of directors or board of managers of such Person to take a specific action.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in New York, New York, United States.

“Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this Indenture the Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Company” means the Person named as the “Company” in the first paragraph of this Indenture until a successor shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by its Chairman of the Board of Directors, a Vice Chairman of the Board of Directors, its President, a Vice President, its Chief Executive Officer, its Chief Financial Officer, its Treasurer, an Assistant Treasurer, its Controller, an Assistant Controller, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Consolidated Net Tangible Assets” means the total amount of assets (less applicable reserves and other properly deductible items) after deducting therefrom (a) all current liabilities (excluding any thereof which are by their terms extendible or renewable at the option of the obligor thereon to a time more than 12 months after the time as of which the amount thereof is being computed), and (b) all goodwill, trade names trademarks, patents, unamortized debt discount and expense and other like intangible assets, all as set forth on the most recent balance sheet of the Company and its Consolidated Subsidiaries and computed in accordance with generally accepted accounting principles.

“Consolidated Subsidiary” means, at any time, any Subsidiary the accounts of which are required at that time to be included on a consolidated basis, in accordance with generally accepted accounting principles, in the consolidated financial statements of the Company, assuming that such financial statements are prepared in accordance with such generally accepted accounting principles.

“Corporate Trust Office” means the corporate trust office of the Trustee at which the corporate trust business of the Trustee shall, at any particular time, be principally administered, which office is, at the date as of which this Indenture is dated, located at 1 Columbus Circle, Trust and Securities Services, 4th Floor, Mail stop: NYC01-0417, New York, NY 10019, Attention: Corporates Team, AA8810.

“Debt” means any notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

“Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

“Depositary” means The Depository Trust Company, its nominees, and their respective successors.

“Event of Default” means any event or condition specified as such in Section 5.01 which shall have continued for the period of time, if any, therein designated.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Funded Debt” means indebtedness of the Company or a Subsidiary of the Company owning Restricted Property maturing by its terms more than one year after the creation thereof and ranking at least pari passu with the Securities.

“Global Security” means a Security evidencing all or part of a series of Securities issued to the Depositary in accordance with Section 3.05 and bearing the appropriate legend prescribed in Section 3.06.

“Government Securities” means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.

“Holder,” “Holder of Securities,” “Securityholder” or other similar terms mean the registered holder of any Security.

“Indenture” means this indenture as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof and shall include the terms of particular series of Securities established as contemplated hereunder.

“Interest Payment Date” means, when used with respect to any Security, the Stated Maturity of an installment of interest on such Security.

“Material Adverse Effect” means a material adverse effect on the financial condition or results of operations of the Company and its Consolidated Subsidiaries, taken as a whole.

“Maturity” means, when used with respect to any Security, the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

“Mortgage” means any mortgage, lien, pledge or other encumbrance.

“Notice of Default” has the meaning provided in Section 6.06.

“Officer’s Certificate” means a certificate signed by the Chairman of the Board of Directors, the President, a Vice President, the Treasurer, an Assistant Treasurer or the Secretary of the Corporation, and delivered to the Trustee.

“Opinion of Counsel” means an opinion in writing signed by legal counsel who may be an employee of or counsel to the Company or who may be other counsel satisfactory to the Trustee.

“outstanding” means, when used with reference to Securities, subject to the provisions of Article 7, as of any particular time, all Securities authenticated, and delivered by the Trustee under this Indenture, except

(a)	Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b)

Securities, or portions thereof, for the payment or redemption of which moneys in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside, segregated and held in trust by the Company (if the Company shall act as Paying Agent), provided that if such Securities are to be redeemed prior to the maturity thereof, notice of such redemption shall have been given as herein provided, or provision satisfactory to a Responsible Officer of the Trustee shall have been made for giving such notice;

(c)

Securities in substitution for which other Securities shall have been authenticated and delivered, or which shall have been paid, pursuant to the terms of Section 3.09 (unless proof satisfactory to the Trustee and the Company is presented that any of such Securities is held by a person in whose hands such Security is a legal, valid and binding obligation of the Company); and

(d)	Securities that have been defeased pursuant to Section 12.01.

“Paying Agent” means any Person authorized by the Company to pay the principal of (and premium, if any) and interest, if any, on any Securities on behalf of the Company. The Company may act as Paying Agent with respect to any Securities issued hereunder.

“Payment Office” means, when used with respect to the Securities of or within any series, the place or places where the principal of (and premium, if any) and interest on such Securities are payable as specified as contemplated by Sections 3.01 and 4.01.

“Person” means any individual, corporation, partnership, joint stock company, business trust, trust, unincorporated association joint venture or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof,

“Physical Securities” means Securities issued pursuant to Section 3.02 in exchange for interest in the Global Security or pursuant to Section 3.08(b) in registered form substantially in the form hereinabove recited.

“Principal Amount” means, when used with respect to any Security, the amount of principal of such Security that could then be declared due and payable pursuant to Section 5.02.

“Redemption Price” means, when used with respect to any Security to be redeemed, the price (including premium, if any) at which it is to be redeemed pursuant to this Indenture.

“Registrar” has the meaning provided in Section 3.07.

“Regular Record Date” means, for the interest payable on any Interest Payment Date on the Securities of any series, the date specified for that purpose as contemplated by Section 3.01.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the Corporate Trust Office of the Trustee including any vice president, any trust officer, any assistant vice president, any assistant secretary, any assistant treasurer, or any other officer of the Trustee customarily performing functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Property” means (a) any property of the Company at the time of issuance of the Securities hereunder located within the United States of America which is property which, in the opinion of the Company’s Board of Directors, is a principal manufacturing property or (b) any shares of capital stock or indebtedness of any Subsidiary owning any such property.

“Sale and Lease-Back Transaction” means any arrangement with any Person (other than the Company or a Subsidiary of the Company), or to which any such Person is a party, providing for the leasing to the Company or a Subsidiary of the Company owning Restricted Property for a period of more than three years of any Restricted Property owned at the date set forth in the first paragraph of this instrument, which has been or is to be sold or transferred by the Company or such Subsidiary owning Restricted Property to such Person, or to any other Person (other than the Company or a Subsidiary of the Company) to which funds have been or are to be advanced by such Person on the security of the leased property.

“Securities Act” means the Securities Act of 1933, as amended.

“Security” or “Securities” means any Security or Securities, as the case may be, authenticated and delivered under this Indenture.

“Security Register” has the meaning provided in Section 3.07.

“Stated Maturity” means, when used with respect to any Security or any installment of principal thereof or interest thereon, the date specified in such Security or a coupon representing such installment of interest as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” means, as applied, with respect to any Person, any corporation, partnership or other legal entity of which, in the case of a corporation, more than 50% of the issued and outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation has or might have voting power upon the occurrence of any contingency), or, in the case of any partnership or other legal entity, more than 50% of the ordinary equity capital interests, is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as in force at the date as of which this Indenture was originally executed, and “TIA” means, when used in respect of an indenture supplemental hereto, such Act as in force at the time such indenture supplemental hereto becomes effective.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder; provided that if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series shall mean only the Trustee with respect to Securities of that series.

Section 1.02. Other Definitions.

Defined in Term Section
“Covenant Defeasance”	12.03
“Legal Defeasance”	12.02
“Value”	4.06

ARTICLE 2

SECURITY FORMS

Section 2.01. Forms Generally. The Securities of each series shall be in substantially the forms as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistent herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities. If the form of Securities of any series is established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 3.02 for the authentication and delivery of such Securities.

The Trustee’s certificate of authentication on all Securities shall be in substantially the form set forth in this Article.

The definitive Securities of any series shall be printed, lithographed or engraved on steel-engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

Section 2.02. Form of Trustee’s Certificate of Authentication. The Trustee’s certificate of authentication shall be substantially in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Deutsche Bank Trust Company Americas, as Trustee

By:
Authorized Signatory

ARTICLE 3

ISSUE, EXECUTION, FORM AND REGISTRATION OF SECURITIES

Section 3.01. Amount Unlimited: Issuable in Series. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued from time to time in one or more series. Prior to the issuance of Securities of any series, there shall be established in or pursuant to (i) a Board Resolution) action taken pursuant to a Board Resolution and (subject to Sections 3.03 and 3.04) set forth, or determined in the manner provided, in an Officers’ Certificate, or (iii) one or more indentures supplemental hereto:

(1) the title of the Securities of the series (which shall distinguish the Securities of the series from all other Securities);

(2) the purchase price, denomination and any limit upon the aggregate principal amount of the Securities of the series which may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 3.03, 3.08, 3.10, 9.05 or 11.02);

(3) the date or dates on which the principal of and premium, if any, on the Securities of the series is payable or the method of determination thereof;

(4) the rate or rates at which the Securities of the series shall bear interest, if any, or the method of calculating such rate or rates of interest, the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date, if any, for the interest payable on any Interest Payment Date;

(5) the place or places where the principal of (and premium, if any) and interest, if any, on Securities of the series shall be payable;

(6) the place or places where the Securities may be exchanged or transferred;

(7) the period or periods within which, the price or prices at which, the currency or currencies (including currency unit or units) in which, and the other terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have that option, and, if other than as provided in Section 11.02, the manner in which the particular Securities of such series (if less than all Securities of such series are to be redeemed) are to be selected for redemption;’  -

(8) the obligation, if any, of the Company to redeem or purchase Securities of the series in whole or in part pursuant to any sinking fund or analogous provisions or upon the happening of a specified event or at the option of a Holder thereof and the period or periods within which, the price or prices at which, and the other terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(9) if other than denominations of $2,000 and integral multiples of $1,000 in excess thereof, the denominations in which Securities of the series shall be issuable;

(10) if other than U.S. dollars, the currency or currencies (including currency unit or units) in which payments of principal of (and premium, if any) and interest, if any, on the Securities of the series shall or may by payable, or in which the Securities of the series shall be denominated, and the particular provisions applicable thereto;

(11) if the payments of principal of (and premium, if any) and interest, if any, on the Securities of the series are to be made, at the election of the Company or a Securityholder, in a currency or currencies (including currency unit or units) other than that in which such Securities are denominated or designated to be payable, the currency or currencies (including currency unit or units) in which such payments are to be made, the terms and conditions of such payments and the manner in which the exchange rate with respect to such payments shall be determined, and the particular provisions applicable thereto;

(12) if the amount of payments of principal of (and premium, if any) and interest, if any, on the Securities of the series shall be determined with reference to any commodities, currencies or indices, values, rates or prices or any other index, formula or method (which index, formula or method may be based, without limitation, on a currency or currencies (including currency unit or units) other than that in which the Securities of the series are denominated or designated to be payable), the manner in which such amounts shall be determined;

(13) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02 or the method by which such portion shall be determined;

(14) any modifications of or additions to the Events of Default set forth in Section 5.01 or the covenants of the Company set forth herein with respect to Securities of the series;

(15) if either or both of Section 12.02 and Section 12.03 shall be inapplicable to the Securities of the series (provided that if no such inapplicability shall be specified, then both Section 12.02 and Section 12.03 shall be applicable to the Securities of the series);

(16) if other than the Trustee, the identity of the Registrar and any Paying Agent;

(17) if the Securities of the series shall be issued in whole or in part in global form, (i) the Depositary for such Global Securities, (ii) the form of any legend in addition to or in lieu of that in Section 3.07 which shall be borne by such Global Security, (iii) whether beneficial owners of interests in any Securities of the series in global form may exchange such interests for certificated Securities of such series and of like tenor of any authorized form and denomination, and (iv) if other than as provided in Section 3.08, the circumstances under which any such exchange may occur; and

(18) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by Section 9.01, but which may modify or delete any provision of this Indenture insofar as it applies to such series), including any terms which may be required by or advisable under the laws of the United States of America or regulations thereunder or advisable (as determined by the Company) in connection with the marketing of Securities of the series.

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided (i) by a Board Resolution, (ii) by action taken pursuant to a Board Resolution and (subject to Sections 3.02-3.05) set forth, or determined in the manner provided, in an Officers’ Certificate or (iii) in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for issuances of additional Securities of such series.

If any of the terms of the Securities of any series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action, shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth, or providing the manner for determining, the terms of the Securities of such series, and an appropriate record of any action taken pursuant thereto in connection with the issuance of any Securities of such series shall be delivered to the Trustee prior to the authentication and delivery thereof.

Section 3.02. Authentication and Delivery of Securities. Upon the execution and delivery of this Indenture, or from time to time thereafter, Securities may be executed by the Company and delivered to the Trustee for authentication, together with a Company Order, and upon delivery to the Trustee of all documents and certificates as required by this Indenture, the Trustee shall thereupon, in accordance with such Company Order, authenticate and make available for delivery said Securities.

Section 3.03. Execution of Securities. The Securities of each series shall be executed on behalf of the Company by its Chairman of the Board of Directors or any Vice Chairman of the Board of Directors, its President or any Vice President (whether or not designated by a number or numbers or a word or words added before or after the title “Vice President”), its Chief Executive Officer, its Chief Financial Officer, its Treasurer, an Assistant Treasurer, its Controller, an Assistant Controller, its Secretary or an Assistant Secretary. The signatures on any such Securities may be the electronic, manual or facsimile signatures of the present or any future such officers. In case any officer of the Company who shall have signed any of the Securities shall cease to be such officer before the Security so signed shall be authenticated and delivered by the Trustee or disposed of by the Company, such Security nevertheless may be authenticated and delivered or disposed of as though the person who signed such Security had not ceased to be such officer of the Company, as the case may be; and any Security may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Security shall be the proper officers of the Company, as the case may be, although at the date of the execution and delivery of this Indenture any such person was not such officer.

Section 3.04. Certificate of Authentication. Only such Securities as shall bear thereon a certificate of authentication substantially in the form hereinabove recited, executed by the Trustee by electronic or manual signature of one of its authorized signatories, shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate by the Trustee upon any Security executed by the Company shall be conclusive evidence that the Security so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

Section 3.05. Denomination and Date of Securities: Payments of Interest. (a) The Securities shall be issuable in such denominations as shall be specified as contemplated by Section 3.01. In the absence of any such provisions with respect to the Securities, the Securities shall be issuable in denominations of $1,000 and any integral multiple thereof. The Securities shall be numbered, lettered, or otherwise distinguished in such manner or in accordance with such plans as the officers of the Company executing the same may determine with the approval of the Trustee.

Any of the Securities may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Indenture, as may be required to comply with any law or with any rules or regulations pursuant thereto, including those required by Section 3.06, or with the rules of any securities market in which the Securities are admitted to trading, or to conform to general usage.

Each Security shall be dated the date of its authentication, shall bear interest from the applicable date and shall be payable on the dates specified on the face of the form of Security above. Except as otherwise specified as contemplated by Section 3.01 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.

(a) Global Securities. If Securities of or within a series are issuable in whole or in part in global form, then any such Security of such series shall be deposited with the Trustee as custodian for the Depositary and registered in the name of Cede & Co., as nominee for the Depositary. The Global Security shall be deposited on behalf of the purchasers of the Securities represented thereby with the Trustee, as custodian for the Depositary (or with such other custodian as the Depositary may direct), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee as hereinafter provided.

(b) The person in whose name any Security is registered at the close of business on any Regular Record Date with respect to any Interest Payment Date shall be entitled to receive the interest, if any, payable on such Interest Payment Date notwithstanding any transfer or exchange of such Security subsequent to the Regular Record Date and prior to such Interest Payment Date, except if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date, in which case such defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest, shall be paid to the persons in whose names outstanding Securities are registered at the close of business on a subsequent record date (which shall be not less than five Business Days prior to the date of such payment) established by notice given by mail by or on behalf of the Company to the Holders of Securities not less than 15 days preceding such subsequent record date.

Section 3.06. Global Security Legend. Any Security in global form authenticated and delivered hereunder shall bear a legend in substantially the following form, or in such other form as may be necessary or appropriate to reflect the arrangements with or to comply with the requirements of any Depositary:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.’

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE.

Section 3.07. Registration. Transfer and Exchange. The Securities are issuable only in registered form. The Company will keep at each office or agency (the “Registrar”) for each series of Securities a register or registers (the “Security Registers(s)”) in which, subject to such reasonable regulations as it may prescribe, it will register, and will register the transfer of, Securities as in this Article provided. Such Security Register or Security Registers shall be in written form in the English language or in any other form capable of being converted into such form within a reasonable time. At all reasonable times such Security Register or Security Registers shall be open for inspection by the Trustee. The initial Registrar shall be the Trustee.

Upon due presentation for registration of transfer of any Security of any series at each such office or agency, the Company shall execute and the Trustee shall authenticate and make available for delivery in the name of the designated transferee or transferees a new Security or Securities of the same series, in each case, of any authorized denominations and of a like aggregate Principal Amount.

At the option of the Holder, Securities of any series (except a Security in global form) may be exchanged for other Securities of the same series, of any authorized denominations and of a like aggregate Principal Amount and Stated Maturity, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Securities which the Holder making the exchange is entitled to receive.

A Holder may transfer a Security only by written application to the Registrar stating the name of the proposed transferee and otherwise complying with the terms of this Indenture. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Holder only upon, final acceptance and registration of the transfer by the Registrar in the Security Register. Prior to the registration of any transfer by a Holder as provided herein, the Company, the Trustee, and any agent of the Company shall treat the person in whose name the Security is registered as the owner thereof for all purposes whether or not the Security shall be overdue, and neither the Company, the Trustee, nor any such agent shall be affected by notice to the contrary. Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book entry system maintained by the Depositary (or its nominee) and that ownership of a beneficial interest in the Security shall be required to be reflected in a book entry. When Securities are presented to the Registrar or a co-Registrar with a request to register the transfer or to exchange them for an equal Principal Amount of Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if the requirements for such transactions set forth herein are met. To permit registrations of transfers and exchanges, the Company shall execute the Securities and the Trustee shall authenticate Securities at the Registrar’s request.

The Company, transfer agent or the security registrar may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Securities (other than any such transfer taxes or other similar governmental charge payable upon exchanges pursuant to Section 3.11, 9.05 or 11.03). No service charge to any Holder shall be made for any such transaction.

The Company shall not be required to exchange or register a transfer of (a) any Securities of any series for a period of 15 days next preceding the first mailing of notice of redemption of Securities of that series to be redeemed, or (b) any Securities of any series selected, called or being called for redemption except, in the case of any Security of any series where public notice has been given that such Security is to be redeemed in part, the portion thereof not so to be redeemed.

All Securities issued upon any transfer or exchange of Securities shall be valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such transfer or exchange.

Section 3.08. Book-Entry Provisions for Global Securities. (a) Each Global Security initially shall (i) be registered in the name of the Depositary for such Global Securities or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 3.06.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under the Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

(b) Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary for such series, its successors or their respective nominees. The Company may at any time and in its sole discretion determine that the Securities of a series issued in the form of one or more Global Securities shall no longer be represented by such Global Securities. In such event, the Company will execute, and the Trustee, upon receipt of a Company Order for the authentication and delivery of definitive Securities of such series of like tenor, will authenticate and deliver Securities of such series of like tenor and terms in definitive form in an aggregate Principal Amount equal to the Principal Amount of the Global Security or Securities of such series in exchange for such Global Security or Securities. Interests of beneficial owners in a Global Security may be transferred in accordance with the rules and procedures of the Depositary. In addition, Physical Securities shall be transferred to all beneficial owners identified by the Depositary in exchange for their beneficial interests in a Global Security, if (i) the Depositary (A) notifies the Company that it is unwilling or unable to continue as Depositary for such Global Security, and a successor depositary is not appointed by the Company within 90 days of such notice, or (B) ceases to be qualified to serve as Depositary and a successor depositary is not appointed by the Company within 90 days of such notice, (ii) the Company executes and delivers to the Trustee a Company Order that such Global Security shall be so transferable, registrable and exchangeable, and such transfers shall be registrable, or (iii) an Event of Default of which the Trustee has actual notice has occurred and is continuing and the Registrar has received a request from a beneficial owner to issue such Physical Securities.

(c) Any beneficial interest in one of the Global Securities that is transferred to a person who takes delivery in the form of an interest in the other Global Security will, upon transfer, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

(d) In connection with any transfer of a portion of the beneficial interests in a Global Security to beneficial owners pursuant to paragraph (b) of this Section 3.08, the Registrar shall reflect on its books and records the date and a decrease in the Principal Amount of such Global Security in an amount equal to the Principal Amount of the beneficial interest in such Global Security to be transferred, and the Company shall execute, and the Trustee shall authenticate and make available for delivery, one or more Physical Securities of like tenor and amount.

(e) In connection with the transfer of an entire Global Security to beneficial owners pursuant to paragraph (b) of this Section, such Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interest in such Global Security, an equal Principal Amount of Physical Securities of authorized denominations.

(f) The registered holder of a Global Security may grant proxies and otherwise authorize any person, including Agent Members and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities of such series.

Section 3.09. Mutilated, Defaced, Destroyed, Lost and Stolen Securities. In case any temporary or definitive Security shall become mutilated, defaced or be apparently destroyed, lost or stolen, the Company in its discretion may execute, and upon the written request of any officer of the Company and delivery to the Trustee of all documents and certificates as required by this Indenture, the Trustee shall authenticate and make available for delivery, a new Security of the same series bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Security, or in lieu of and substitution for the Security so apparently destroyed, lost or stolen. In every case the applicant for a substitute Security shall furnish to the Company and the Trustee and any agent of the Company or the Trustee such security or indemnity as may be required by each of them to indemnify and defend and to save each of them harmless and, in every case of destruction, loss or theft evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

Upon the issuance of any substitute Security, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Security which has matured or is about to mature, or has been called for redemption in full, shall become mutilated or defaced or be apparently destroyed, lost or stolen, the Company may, instead of issuing a substitute Security of the same series, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated or defaced Security), if the applicant for such payment shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as any of them may require to save each of them harmless from all risks, however remote, and, in every case of apparent destruction, loss or theft, the applicant shall also furnish to the Company and the Trustee and any agent of the Company or the Trustee evidence to their satisfaction of the apparent destruction, loss or theft of such Security and of the ownership thereof.

Every substitute Security issued pursuant to the provisions of this Section by virtue of the fact that any Security is apparently destroyed, lost or stolen shall constitute an additional contractual obligation of the Company whether or not the apparently destroyed, lost or stolen Security shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities duly authenticated and delivered hereunder. All Securities shall be held and owned upon the express condition that, to the extent permitted by law, with respect to the holder of a substitute Security-, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, or apparently destroyed, lost or stolen Securities and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

Section 3.10. Cancellation of Securities. All Securities surrendered for payment, redemption, registration of transfer or exchange, if surrendered to the Company or any agent of the Company or the Trustee, shall be delivered to the Trustee for cancellation or, if surrendered to the Trustee, shall be cancelled by it; and no Securities shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of cancelled Securities in accordance with its customary procedures. If the Company shall acquire any of the Securities, such acquisition shall not operate as a redemption or satisfaction of the indebtedness represented by such Securities unless and until the same are delivered to the Trustee for cancellation.

Section 3.11. Temporary Securities. Pending the preparation of definitive Securities of any series, the Company may execute and the Trustee shall authenticate and make available for delivery temporary Securities of such series (printed, lithographed, typewritten or otherwise reproduced, in each case in form satisfactory to the Trustee). Temporary Securities shall be issuable as registered Securities of such series without coupons, of any authorized denomination, and substantially in the form of the definitive Securities of such series but with such omissions, insertions and variations as may be appropriate for temporary Securities, all as may be determined by the Company with the concurrence of the Trustee. Temporary Securities may contain such reference to any provisions of this Indenture as may be appropriate. Every temporary Security shall be executed by the Company and be authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities of such series. Without unreasonable delay the Company shall execute and shall furnish definitive Securities of such series and thereupon temporary Securities of such series may be surrendered in exchange therefor without charge at each office or agency to be maintained by the Company for the purpose pursuant to Section 4.02, and upon delivery to the Trustee of all documents and certificates as required by this Indenture, the Trustee shall authenticate and make available for delivery in exchange for such temporary Securities a like aggregate principal amount of definitive Securities of such series of authorized denominations. Until so exchanged the temporary Securities of such series shall be entitled to the same benefits under this Indenture as definitive Securities of such series.

Section 3.12. CUSIP and ISIN Numbers. The Company in issuing the Securities of any series may use a “CUSIP” and “ISIN” number (if then generally in use), and, if so, the Trustee shall use the CUSIP numbers or ISIN numbers, as the case may be, in notices of redemption or exchange as a convenience to Holders of such series; provided that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP numbers or ISIN numbers.

ARTICLE 4

CERTAIN COVENANTS

Section 4.01. Payment of Principal. Premium and Interest on Securities. The Company, for the benefit of each series of the Securities, will by 10:00 a.m. Eastern Time on the payment date, pay or cause to be paid the principal of and any premium and interest on the Securities of that series in accordance with the terms of such Securities and this Indenture. The Company, no later than 10:00 a.m. Eastern Time on the Business Day immediately preceding each payment date, shall procure that the bank effecting payment for it confirms by authenticated SWIFT message to the Paying Agent the payment instructions relating to such payment. The Paying Agent shall not be bound to make payment until immediately available and cleared funds in the requisite amount have been received from the Company.

Section 4.02. Maintenance of Office or Agency. The Company will maintain a Payment Office where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices, and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby initially appoints the Trustee at its office or agency as its agent to receive all such presentations, surrenders, notices and demands.

The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in accordance with the requirements set forth above for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 4.03. Money for Securities Payments to be Held in Trust. (a) If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of or any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

(b) Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to each due date of the principal of or any premium or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

(c) The Company will cause each Paying Agent for any series of Securities (other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent will agree with the Trustee, subject to the provisions of this Section 4.03, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent; (ii) hold all sums held by it for the payment of the principal of (and premium, if any) or interest, if any, on the Securities of that series for the benefit of the Holders until such sums shall be paid to such Holders or otherwise disposed of as herein provided; (iii) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal (and premium, if any) or interest, if any, on the Securities of that series; and (iv) during the continuance of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, and upon the written request of that Trustee, forthwith pay to the Trustee all sums held by such Paying Agent for payment in respect of the Securities of that series.

(d) The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent will be released from all further liability with respect to such money.

(e) Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on any Security of any series and remaining unclaimed for two years after such principal, premium, or interest has become due and payable will be paid to the Company upon a Company Request (or, if then held by the Company, will be discharged from such trust); and the Holder of such Security will thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease.

Section 4.04. Existence. Subject to Article 10, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence and rights (charter and statutory); provided that the Company will not be required to preserve any such right or franchise if the Board of Directors determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof will not result in a Material Adverse Effect.

Section 4.05. Limitation on Mortgages. The Company covenants and agrees that, so long as any of the Securities shall be outstanding, neither it nor any Subsidiary owning Restricted Property will issue, assume or guarantee any Debt secured by Mortgages upon any Restricted Property, without effectively providing that the outstanding Securities shall be secured equally and ratably with such Debt so long as such Debt shall be so secured, except that the foregoing provisions shall not apply to:

(a) Mortgages affecting property of the Company in effect as of the date hereof or of a corporation existing at the time it becomes a Subsidiary or at the time it is merged into or consolidated with the Company or a Subsidiary of the Company;

(b) Mortgages on property existing at the time of acquisition thereof or incurred to secure payment of all or part of the purchase price thereof or to secure Debt incurred prior to, at the time of or within 24 months after acquisition thereof for the purpose of financing all or part of the purchase price thereof;

(c) Mortgages on property to secure all or part of the cost of development thereof or (in the case of property which is, in the opinion of the Company’s Board of Directors, substantially unimproved for the use intended by the Company) all or part of the cost of improvement thereof, or to secure Debt incurred to provide funds for any such purpose;

(d) Mortgages which secure only Debt owing by a Subsidiary of the Company to the Company or a Subsidiary of the Company;

(e) Mortgages (1) required by any contract or statute in order to permit the Company or a Subsidiary of the Company to perform any contract or subcontract made by it with or at the request of the United States of America, any State, any foreign country or any department, agency, instrumentality or political subdivision of any such jurisdiction or (2) in favor of any such jurisdiction to secure partial, progress, advance or other payments pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or any part of the purchase price or cost of constructing or improving the property subject thereto, including, without limitation, Mortgages to secure Debt of the pollution control or industrial revenue bond type; or

(f) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Mortgage referred to in the foregoing clauses (a) to (e) inclusive or of any Debt secured thereby, provided that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement Mortgage shall be limited to all or part of the property which secured the Mortgage extended, renewed or replaced (plus improvements on such property).

Notwithstanding the foregoing provisions of this Section 4.05, the Company and any one or more of its Subsidiaries owning Restricted Property may issue, assume or guarantee Debt secured by Mortgages which would otherwise be subject to the foregoing restrictions in an aggregate principal amount which, together with the aggregate outstanding principal amount of all other Debt of the Company and its Subsidiaries owning Restricted Property secured by Mortgages which would otherwise be subject to the foregoing restrictions (not including Debt permitted to be secured under clauses (a) to (e) inclusive above) and the aggregate Value (as defined in Section 4.06) of the Sale and Lease-Back Transactions in existence at such time (not including Sale and Lease-Back Transactions as to which the Company has complied with Section 4.06(b)), does not at any one time exceed 10% of the Consolidated Net Tangible Assets of the Company and its consolidated Subsidiaries.

Section 4.06. Limitation on Sale and Lease-Back. The Company covenants and agrees that neither it nor any of its Subsidiaries owning Restricted Property will enter into any Sale and Lease-Back Transaction unless either:

(a) the Company, or such Subsidiary owning Restricted Property would be entitled, pursuant to the provisions of Section 4.05, to incur Debt in a principal amount equal to or exceed the Value of such Sale and Lease-Back Transaction, secured by Mortgages on the property to be leased, without equally and ratably securing the outstanding Securities, or

(b) the Company (and in any such case the Company covenants and agrees that it will do so) during the four months immediately following the effective date of such Sale and Lease-Back Transaction (whether made by the Company or a Subsidiary of the Company owning Restricted Property) applies or causes to be applied to the voluntary retirement of Funded Debt an amount equal to the Value of such Sale and Lease-Back Transaction.

For purposes of Section 4.05 and this Section 4.06, the term “Value” shall mean, with respect to a Sale and Lease-Back Transaction, as of any particular time, an amount equal to the greater of (1) the net proceeds of the sale or transfer of the property leased pursuant to such Sale and Lease-Back Transaction or (2) the fair value in the opinion of the Company’s Board of Directors of such property at the effective date of such Sale and Lease-Back Transaction, in either case divided by the number of full years of the term of the lease and then multiplied by the number of full years of such term remaining at the time of determination, without regard to any renewal or extension options contained in the lease.

Section 4.07. Statement by Officers as to Default. The Company will deliver to the Trustee, within 120 calendar days after the end of each fiscal year of the Company ending after the first date any series of Securities issued under this Indenture is outstanding, a certificate signed by the principal executive officer, principal financial officer, principal accounting officer or treasurer of the Company stating whether or not to the knowledge of such person after due inquiry the Company is in default in the performance and observance of any of the terms, provisions, and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company is in default, specifying all such defaults and the nature and status thereof of which such person may have such knowledge. The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

Section 4.08. Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any term, provision, or condition set forth in this Indenture or any applicable supplemental indenture, with respect to the Securities of any series if the Holders of a majority in Principal Amount of all outstanding Securities of such series shall, by act of such Holders in accordance with Section 7.01, either waive such compliance in such instance or generally waive compliance with such term, provision, or condition, but no such waiver will extend to or affect such term, provision or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision, or condition will remain in full force and effect.

Section 4.09. Compliance Certificate. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default has occurred, describing all such Defaults or Events of Default in accordance with Section 4.07) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of, premium on, if any, or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

ARTICLE 5

REMEDIES OF THE TRUSTEE AND HOLDERS ON EVENT OF DEFAULT

Section 5.01. Events of Default. Each of the following events constitutes an “Event of Default” wherever used herein with respect to Securities of any series:

(a) default for 30 days in the payment when due of interest on the Securities of that series;

(b) default in payment when due of the principal of or premium, if any, on the Securities of that series;

(c) default in the observance or performance of any other covenant or agreement contained in this Indenture which default continues for a period of 90 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or the Holders of at least 25% of the Principal Amount of Securities of that series then outstanding (with a copy to the Trustee if given by Holders) (except in the case of a default with respect to Section 10.01 of this Indenture, which will constitute an Event of Default with such notice requirement but without such passage of time requirement); provided that the sole remedy of Holders of the Securities for an Event of Default relating to the failure to file any documents or reports that the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act and for any failure to comply with the requirements of Section 314(a)(1) of the Trust Indenture Act or of Section 14.04 of this Indenture, will for the first 60 days after the occurrence of such an Event of Default, or such shorter period until such Event of Default has been cured or waived, consist exclusively of the right to receive additional interest on the Securities at an annual rate equal to 0.25% of the outstanding principal amount of the Securities. On the 61st day after such Event of Default (if such Event of Default is not cured or waived prior to such 61st day), the Securities shall be subject to acceleration as provided herein;

(d) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or (ii) a decree or order adjudging the Company bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Company under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive calendar days;

(e) the commencement by the Company of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by it to the entry of a decree or order for relief in respect of the Company in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against it, or the filing by it of a petition or answer or consent seeking reorganization or relief with respect to the Company under any applicable federal or state bankruptcy, insolvency, reorganization, or other similar law, or the consent by it to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator, or other similar official of the Company or of any substantial part of its property pursuant to any such law, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company in furtherance of any such action; or

(f) any other Event of Default provided with respect to Securities of that series.

Upon receipt by the Trustee of any Notice of Default pursuant to this Section 5.01, a record date shall automatically and without any other action by any Person be set for the purpose of determining the Holders of outstanding Securities of the applicable series entitled to join in such Notice of Default, which record date shall be the close of business on the day the Trustee receives such Notice of Default. The Holders of outstanding Securities of the applicable series on such record date (of their duly appointed agents), and only such Persons, shall be entitled to join in such Notice of Default, whether or not such Holders remain Holders after such record date.

Section 5.02. Acceleration. (a) If any Event of Default (other than an Event of Default specified in clause (d) or (e) of Section 5.01 hereof) occurs and is continuing with respect to Securities of any series, the Trustee by written notice to the Company or the Holders of at least 25% in aggregate Principal Amount of the then outstanding Securities of that series by written notice to the Company and the Trustee, may declare the unpaid principal of, premium, if any, and any accrued and unpaid interest on all the Securities of the affected series to be due and payable immediately. Except as set forth above, upon such declaration the principal of, premium, if any, and interest shall be due and payable immediately. If an Event of Default specified in clause (d) or (e) of Section 5.01 hereof occurs with respect to the Company the unpaid principal of, premium, if any, and any accrued and unpaid interest on all the Securities shall ipso facto become and be immediately due and payable without further action or notice on the part of the Trustee or any Holder.

(b) At any time after such a declaration of acceleration with respect to the Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article 5 provided, the Holders of a majority in Principal Amount of the outstanding Securities of such series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if (i) the Company has paid or deposited with the Trustee a sum sufficient to pay (A) all overdue interest on all of the Securities of that series, (B) the principal of (and premium, if any, on) Securities of that series which has become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in the Securities of that series, (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in the Securities of that series, and (D) all sums paid or advanced by the Trustee hereunder and the compensation and properly incurred expenses, disbursements, and advances of the Trustee and its agents and counsel and (ii) all Events of Default with respect to the Securities of that series, other than the non-payment of the principal of the Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.04. No such rescission will affect any subsequent default or impair any right consequent thereon.

Section 5.03. Other Remedies. If an Event of Default with respect to Securities of any series occurs and is continuing, the Trustee may and shall upon written request of Holders of at least 25% in aggregate principal amount of outstanding Notes (subject to the Trustee being indemnified and/or secured and/or prefunded to its satisfaction) pursue any available remedy to collect the payment of principal or interest on the Securities of such series or to enforce the performance of any provision of the Securities of such series or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities of such series or does not produce any of them in the proceeding and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 5.04. Waiver of Past Defaults. The Holders of not less than a majority in aggregate Principal Amount of the Securities of any series then outstanding by written notice to the Trustee may on behalf of the Holders of all of the Securities of such series waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in the payment of the principal of (and premium, if any) or interest, if any, on any Security of such series. The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Persons entitled to waive any past default hereunder. If a record date is fixed, the Holders on such record date, or their duly designated proxies, and only such Persons, shall be entitled to waive any default hereunder, whether or not such Holders remain Holders after such record date. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 5.05. Control by Majority. With respect to the Securities of any series, the Holders of a majority in aggregate Principal Amount of the then outstanding Securities of that series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee in good faith determines may be unduly prejudicial to the rights of other Holders of that series or that may involve or cause the Trustee any potential liability. The Trustee may take any other action which it deems proper which is not inconsistent with any such direction.

Upon receipt by the Trustee of any such direction with respect to the Securities of such series, a record date shall automatically and without any other action by any Person be set for determining the Holders of outstanding Securities of such series entitled to join in such direction, which record date shall be the close of business on the day the Trustee receives such direction. The Holders of outstanding Securities of such series on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such direction, whether or not such Holders remain Holders after such record date.

Section 5.06. Limitation on Suits. A Holder of any Security of any series may pursue a remedy with respect to this Indenture or the Securities of the applicable series only if:

(a) the Holder gives to the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 25% in aggregate Principal Amount of the then outstanding Securities of that series make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders provide to the Trustee indemnity, security or prefunding satisfactory to the Trustee against any loss, liability or expense in connection with the pursuance of such remedy;

(d) during the 90-day period specified in (e) below, the Holders of a majority in aggregate Principal Amount of the then outstanding Securities of such series do not give the Trustee a direction inconsistent with the request; and

(e) the Trustee does not comply with the request within 90 days after receipt of the notice, request and the offer of indemnity, security or prefunding satisfactory to the Trustee.

A Holder may not use this Indenture to prejudice the rights of another Holder of Securities of the same series in case of any Event of Default described in clause (a), (b) or (f) of Section 5.01 or of another Holder of any series of Securities in the case of any Event of Default described in clause (c), (d) or (e) of Section 5.01. A Holder may not use this Indenture to obtain a preference or priority over another Holder of Securities of the same series in case of any Event of Default described in clause (a), (b) or (f) of Section 5.01 or of another Holder of any series of Securities in the case of any Event of Default described in clause (c), (d) or (e) of Section 5.01.

Section 5.07. Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of (and premium, if any) and interest, if any, on any Security, on or after the respective due dates expressed in such Security, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 5.08. Collection Suit by Trustee. If an Event of Default specified in Section 5.01 hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company or any other obligor for the whole amount of principal (and premium, if any) and interest, if any, remaining unpaid on any Securities of such series and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover amounts due the Trustee under Section 6.07 hereof, including the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 5.09. Trustee May File Proofs of Claim. The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Securities), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the compensation and properly incurred expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.10. Priorities. If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

First: to the Trustee, the Agents, its agents and attorneys for amounts due under Section 6.07, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

Second: to Holders for amounts due and unpaid on the Securities of any series for principal (and premium, if any) and interest, if any, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities of such series for principal (and premium, if any) and interest, if any, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct. The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section 5.10 upon five Business Days prior notice to the Company.

Section 5.11. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of Securities of the affected series pursuant to Section 5.07 hereof, a suit by Holders of more than 10% in aggregate Principal Amount of the then outstanding Securities of any series in the case of any suit relating to or arising under clause (a), (b), (c) or (f) of Section 5.01, or a suit by Holders of more than 10% in aggregate Principal Amount of the then all outstanding Securities in the case of any suit relating to or arising under clause (d) or (e) of Section 5.01.

Section 5.12. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding has been instituted.

Section 5.13. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.09, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.14. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of Securities of any series to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 6

CONCERNING THE TRUSTEE

Section 6.01. Duties and Responsibilities of the Trustee: During Default: Prior to Default. The Trustee, with respect to the Securities of any series, prior to the occurrence of an Event of Default with respect to the Securities of such series and after the curing or waiving of all Events of Default with respect to the Securities of such series which may have occurred, undertakes to perform such duties and only such duties with respect to such series as are specifically set forth in this Indenture. In case an Event of Default with respect to the Securities of a series has occurred (and is continuing which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture with respect to such series, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, provided that:

(a) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee;

(b) in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but in the case of any such statements, certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture;

(c) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

(d) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders given as provided in Section 5.05 or otherwise exercising any trust or power conferred upon the Trustee, under this Indenture.

(e) None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any potential or actual liability (financial or otherwise) in the performance of any of its duties or in the exercise of any of its rights or powers, if there shall be reasonable ground for believing that the repayment of such funds or adequate indemnity against such liability is not reasonably assured to it. This Section 6.01 is in furtherance of and subject to Sections 315 and 316 of the Trust Indenture Act.

Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Article 6.

Section 6.02. Certain Rights of the Trustee. In furtherance of and subject to the Trust Indenture Act, and subject to Section 6.01:

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon any resolution, Officers’ Certificate, Opinion of Counsel or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture, note, coupon, security or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officers’ Certificate (unless other evidence in respect thereof be herein specifically prescribed); and any resolution of the Board of Directors may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c) the Trustee may consult with counsel of its selection and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted to be taken by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders of the Securities of any series pursuant to the provisions of this Indenture, unless the requisite majority of Holders shall have instructed the Trustee in writing and offered and provided to the Trustee reasonable security, prefunding and/or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred therein or thereby;

(e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, appraisal, bond, debenture, note, coupon, security, or other paper or document unless requested in writing so to do by the Holders of not less than a majority in aggregate Principal Amount of all the Securities then outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity, prefunding and/or security satisfactory to it against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such examination shall be paid by the Company;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys not regularly in its employ and the Trustee shall not be responsible for supervising or monitoring or for any misconduct or negligence on the part of any such agent or attorney appointed with due care by it hereunder;

(h) the rights, privileges, protections, immunities and benefits given to the Trustee under this Indenture, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, Deutsche Bank Trust Company Americas in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

(i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture; and

(j) The Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 6.03. Trustee Not Responsible for Recitals, Disposition of Securities or Application of Proceeds Thereof. The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representation as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents, that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in a Statement of Eligibility on Form T-l supplied to the Company, are true and accurate, subject to the qualifications set forth therein. The Trustee shall not be liable or accountable in any manner for the use or application by the Company of any of the Securities or of the proceeds thereof

Section 6.04. Trustee and Agents May Hold Securities: Collections, etc. The Trustee or any of its affiliates or any agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities, subject to Sections 6.10 and 6.13 with the same rights it would have if it were not the Trustee or such agent and may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee or such agent.

Section 6.05. Moneys Held by Trustee. All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other finds except to the extent required by mandatory provisions of law. Neither the Trustee nor any agent of the Company or the Trustee shall be under any liability for interest on any moneys received by it hereunder, except as otherwise agreed with the Company.

Section 6.06. Notice of Default. If any Default or any Event of Default occurs and is continuing with respect to the Securities of any series and if such Default or Event of Default is actually known to a Responsible Officer of the Trustee, the Trustee shall mail to each Holder of Securities of such series in the manner and to the extent provided in Trust Indenture Act Section 313(c) notice of the Default or Event of Default (“Notice of Default”) within 90 days after it occurs, unless such Default or Event of Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest or premium, if any, on any Security of such series or in the payment of any sinking fund installment with respect to Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interest of the Holders of Securities of such series.

Section 6.07. Compensation and Indemnification of Trustee and Its Prior Claim. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, such compensation as shall be agreed in writing between the Company and the Trustee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all properly incurred expenses, disbursements and advances incurred or made by or on behalf of it in accordance with any of the provisions of this Indenture (including the compensation and properly incurred expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith. The Company also covenants to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including without limitation the costs and expenses of defending itself against or investigating any claim (whether asserted by the Company, a Holder or any other Person). The obligations of the Company under this Section 6.07 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for expenses, disbursements and advances shall constitute additional indebtedness hereunder and shall survive the satisfaction and discharge of this Indenture, repayment of the Securities and the resignation or removal of the Trustee. Such financial obligations of the Company identified in this Section shall be a senior claim to that of the Securities of each series upon all property and funds held or collected by the Trustee as such, except funds held in trust for the benefit of the holders of particular Securities, and the Securities of each series are hereby subordinated to such senior claim.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(d) or Section 5.01(e), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

Section 6.08. Right of Trustee to Rely on Officers’ Certificate, etc. Subject to Sections 6.01 and 6.02, whenever in the administration of the trusts of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or suffering or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of negligence or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officers’ Certificate delivered to the Trustee, and such certificate, in the absence of negligence or wilful misconduct on the part of the Trustee, shall be full warrant to the Trustee for any action taken, suffered or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 6.09. Persons Eligible for Appointment as Trustee. The Trustee hereunder shall at all times be a corporation, national association or other appropriate entity having a combined capital and surplus of at least $50,000,000, and which is eligible in accordance with the provisions of Section 310(a) of the Trust Indenture Act. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of a federal, state or District of Columbia supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

Section 6.10. Resignation and Removal: Appointment of Successor Trustee. (a)The Trustee may at any time resign by giving 30 days advance notice with respect to the Securities of one or more series by giving written notice of resignation to the Company. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument in duplicate, executed by authority of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the mailing of such notice of resignation or, as the case may be, notice of removal, the retiring trustee may (on behalf of and at the expense of the Company) appoint its own successor or petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee, or any Securityholder of the affected series who has been a bona fide holder of a Security or Securities of the affected series for at least six months may, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall fail to comply with the provisions of Section 310(b) of the Trust Indenture Act, after written request therefor by the Company or by any Securityholder who has been a bona fide holder of a Security or Securities for at least six months; or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 6.09 and shall fail to resign after written request therefor by the Company or by any such Securityholder; or

(iii) the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver or liquidator of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation;

then, in any such case, the Company may remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors of the Company, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to Section 315(e) of the Trust Indenture Act, any Securityholder who has been a bona fide holder of a Security, or Securities for at least six months may on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The Holders of a majority in aggregate Principal Amount of the Securities of any series at the time outstanding may at any time remove the Trustee for that series and appoint a successor trustee by delivering to the Trustee so removed, to the successor trustee so appointed and to the Company the evidence provided for in Section 7.01 of the action in that regard taken by the Securityholders.

If no successor trustee shall have been so appointed and have accepted appointment 60 days after the mailing of such notice of removal, the trustee being removed may (on behalf of and at the expense of the Company) appoint its own successor or petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(d) Any resignation or removal of the Trustee and any appointment of a successor trustee pursuant to any of the provisions of this Section 6.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 6.11.

(e) The Company shall give notice of each resignation and each removal or resignation of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series by mailing written notice of such event by first-class mail, postage prepaid, to all Holders of Securities of such series as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 6.11. Acceptance of Appointment by Successor. (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its fees, costs, expenses (including any indemnity payments) and charges incurred pursuant to this Indenture, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.

(b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustees co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

(c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraph (a) or (b) of this Section, as the case may be.

(d) No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under the Trust Indenture Act.

Section 6.12. Merger. Conversion, Consolidation or Succession to Business of Trustee. Any corporation or national association into which the Trustee may be merged or converted or with which it may be consolidated, or to which the Trustee’s assets may be sold, or any corporation or national association resulting from any merger, conversion, consolidation or sale to which the Trustee shall be a party or by which the Trustee’s property may be bound, or any corporation or national association succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided that such entity shall be eligible under the provisions of Section 6.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor Trustee; and in all such cases such certificate shall have the full force that it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 6.13. Preferential Collection of Claims. If the Trustee shall be or shall become a creditor, directly or indirectly, secured or unsecured, of the Company (or any other obligor on the Securities), the Trustee shall be subject to the provisions of Section 311 of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor). For purposes of Section 311(b) (4) and (6) of such Act, the following terms shall mean:

(a) “cash transaction” means any transaction in which full payment for goods or securities sold is made within seven days after delivery of the goods or securities in currency or in checks or other orders drawn upon banks or bankers and payable upon demand; and

(b) “self-liquidating paper” means any draft, bill of exchange, acceptance or obligation which is made, drawn, negotiated or incurred by the Company for the purpose of financing the purchase, processing, manufacturing, shipment, storage or sale of goods, wares or merchandise and which is secured by documents evidencing title, to, possession of, or a lien upon, the goods, wares or merchandise or the receivables or proceeds arising from the sale of the goods, wares or merchandise previously constituting the security, provided the security is received by the Trustee simultaneously with the creation of the creditor relationship with the Company arising from the making, drawing, negotiating or incurring of the draft, bill of exchange, acceptance or obligation.

Section 6.14. Communications with the Trustee. Any and all notices, certificates, opinions or filings with the Commission required or permitted to be provided by the Company to the Trustee under this Indenture shall be in writing and shall be personally delivered, sent via an internationally recognized overnight delivery service or sent by facsimile or electronic transmission to the address or telecopy number of the Corporate Trust Office.

Section 6.15. Not Responsible for the Depository Records. So long as the Depositary, or its nominee, is the registered owner of any Global Security, the Depositary, or its nominee, shall be considered by the Issuer, the Trustee and any agent as the sole owner or holder of the Securities represented by such Global Security for all purposes whatsoever under this Indenture. None of the Issuer, the Trustee or any agent will have any responsibility or liability for any aspect of the records relating to or payment made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Neither the Trustee nor any agent shall have any responsibility or liability for any actions taken or not taken by the Depositary. The Trustee and agents shall be fully protected in relying upon information furnished by the Depositary with respect to its agent members and other members, participants and any beneficial owners. No Holder of any beneficial interest in any Global Security held on its behalf by a Depositary shall have any rights under this Indenture with respect to such Global Security, and such Depositary may be treated by the Company, the Trustee, and any agent of the Company or the Trustee as the owner of such Global Security for all purposes whatsoever. None of the Company, the Trustee, any Paying Agent or the Security Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests. Neither the Trustee nor the Agents shall have any obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any note (including any transfers between or among participants or indirect participants in any global note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

ARTICLE 7

CONCERNING THE HOLDERS

Section 7.01. Evidence of Action Taken by Holders. Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Securityholders of any series may be embodied in and evidenced (a) by one or more instruments of substantially similar tenor signed by such Securityholders in person or by agent duly appointed in writing, (b) by the record of .the Holders of Securities of such series voting in favor thereof at any meeting of Securityholders duly called, and held in accordance with the provisions of Article 8, or (c) by a combination of such instrument or instruments and any such record of such a meeting of Securityholders; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee. Proof of execution of any instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Sections 6.01 and 6.02) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Article.

Section 7.02. Proof of Execution of Instruments and of Holding of Securities: Record Date. Subject to Sections 6.01 and 6.02, the execution of any instrument by a Securityholder or his agent or proxy may be proved in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Securities shall be proved by the Security Register or by a certificate of the Registrar thereof. The Company may set a record date for purposes of determining the identity of holders of Securities entitled to vote or consent to any action referred to in Section 7.01, which record date may be set at any time or from time to time by notice to the Trustee, for any date or dates (in the case of any adjournment or resolicitation) not more than 90 days nor less than 20 days prior to the proposed date of such vote or consent, and’ thereafter, notwithstanding any other provisions hereof, only holders of Securities of record on such record date shall be entitled to so vote or give such consent or to withdraw such vote or consent.

Section 7.03. Who May Be Deemed Owners of Securities. The Company, the Trustee, any Paying Agent and any Registrar may deem and treat the person in whose name any Security of any series shall be registered in the Security Register on the applicable record date as the absolute owner of such Security (whether or not such Security shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving payment of or on account of the principal of (and premium, if any) and interest, if any, on such Security and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Registrar shall be affected by any notice to the contrary. All such payments so made to, or upon the order of, any Holders shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability of moneys payable upon any such Security.

Section 7.04. Securities Owned by Company Deemed Not Outstanding. In determining whether the Holders of the requisite aggregate Principal Amount of Securities of any series have concurred in any direction, consent or waiver under this Indenture, Securities of such series which are owned by the Company or any other obligor on the Securities of such series or by any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities of such series shall be disregarded and deemed not to be outstanding for the purpose of any such determination, except that for the purpose of determining whether the Trustee shall be protected in relying on any such direction, consent or waiver only Securities which a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s, right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company or any other obligor on the Securities, In case of a dispute as to such right, the advice of counsel shall be full protection in respect of any decision made by the Trustee in accordance with such advice. Upon request of the Trustee, the Company shall furnish to the Trustee promptly an Officers’ Certificate listing and identifying all Securities of any series, if any, known by the Company to be owned or held by or for the account of any of the above-described persons; and, subject to Sections 6.01 and 6.02, the Trustee shall be entitled to accept such Officers’ Certificate as conclusive evidence of the facts therein set forth and of the fact that all Securities of such series not listed therein are outstanding for the purpose of any such determination.

Section 7.05. Record Date for Action by Securityholders. Whenever in this Indenture it is provided that Holders of a specified percentage in aggregate principal amount of the Securities of any series may take any action (including the making of any demand or request, the giving of any direction, notice, consent or waiver or the taking of any other action), other than any action taken at a meeting of Securityholders of such series called pursuant to Article 8, the Company, pursuant to a resolution of its Board of Directors, or the Holders of at least ten percent in aggregate principal amount of the Securities of such series then outstanding, may request the Trustee to fix a record date for determining Securityholders entitled to notice of and to take any such action. In case the Company or the Holders of Securities of such series in the amount above specified shall desire to request Securityholders of such series to take any action and shall request the Trustee to fix a record date with respect thereto by written notice setting forth in reasonable detail the Securityholder action to be requested, the Trustee shall promptly (but in any event within five days of receipt of such request) fix a record date that shall be a business day not less than 15 nor more than 20 days after the date on which the Trustee receives such request. If the Trustee shall fail to fix a record date as hereinabove provided, then the Company or the Holders of Securities of such series in the amount above specified may fix the same by mailing written notice thereof (the record date so fixed to be a business day not less than 15 nor more than 20 days after the date on which such written notice shall be given) to the Trustee. If a record date is fixed according to this Section 7.05, only persons shown as Securityholders of such series on the registration books for the Company at the close of business on the record date so fixed shall be entitled to take the requested action and the taking of such action by the Holders of Securities- of such series on the record date of the required percentage of the aggregate Principal Amount of the Securities shall be binding on all Securityholders of such series, provided that the taking of the requested action by the Holders of Securities of such series on the record date of the percentage in aggregate Principal Amount of the Securities in connection with such action shall have been evidenced to the Trustee, as provided in Section 7.01, not later than 180 days after such record date.

Section 7.06. Right of Revocation of Action Taken. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 7.01, of the taking of any action by the Holders of the percentage in aggregate Principal Amount of the Securities of any series specified in this Indenture in connection with such action, any holder of a Security the serial number of which is shown by the evidence to be included among the serial numbers of the Securities of the series the Holders of which have consented to such action may, by filing written notice at the Corporate Trust Office and upon proof of holding as provided in this Article, revoke such action so far as concerns such Security. Except as aforesaid any such action taken by the holder of any Security shall be conclusive and binding upon such holder and upon all future holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether or not any notation in regard thereto is made upon any such Security. Any action taken by the Holders of the percentage in aggregate Principal Amount of the Securities of any series specified in this Indenture in connection with such action shall be conclusively binding upon the Company, the Trustee and the holders of all the Securities of such series.

ARTICLE 8

SECURITYHOLDERS’ MEETINGS

Section 8.01. Purposes for Which Meeting May Be Called. A meeting of Holders of Securities of any series may be called at any time and from time to time pursuant to the provisions of this Article 8 for any of the following purposes:

(a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to consent to the waiving of any default or Event of Default with respect to the Securities of such series hereunder and its consequences, or take any other action authorized to be taken by Securityholders of such series pursuant to any of the provisions of Article 5;

(b) to remove the Trustee and appoint a successor trustee with respect to the Securities of such series pursuant to the provisions of Article 6;

(c) to consent to the execution of an indenture or indentures supplemental hereto pursuant to the provisions of Section 9.02; or

(d) to take any other action authorized to be taken by or on behalf of the holders of the percentage in aggregate Principal Amount of the Securities of such series under any other provisions of this Indenture or under applicable law.

Section 8.02. Manner of Calling Meetings: Record Date. The Trustee may at any time call a meeting of Securityholders of any series to take any action specified in Section 8.01, to be held at such time and at such place in The City of New York, New York, or as the Trustee shall determine. Notice of every meeting of Securityholders of any series setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed not less than 10 nor more than 60 days prior to the date fixed for the meeting to such Securityholders at their registered addresses. For the purpose of determining Securityholders entitled to notice of any meeting of Securityholders, the Trustee shall fix in advance a date as the record date for such determination, such date to be a business day not more than 10 days prior to the date of the mailing of such notice as hereinabove provided. Only persons in whose name a Security of such series is registered upon the books of the Company on a record date fixed by the Trustee as aforesaid, or by the Company or the Securityholders as in Section 8.03 provided, shall be entitled to notice of the meeting of Securityholders with respect to which such record date was so fixed.

Section 8.03. Call of Meeting by Company or Securityholders. In case at any time the Company, pursuant to a resolution of its Board of Directors, or the Holders of at least 10 percent in aggregate principal amount of the Securities of any series then outstanding, shall have requested the Trustee to call a meeting of the Securityholders of such series.to take any action authorized in Section 8.01 by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of Securities of such series in the amount above specified may fix the record date with respect to, and determine the time and the place for, such meeting and may call such meeting to take any action authorized in Section 8.01, by mailing notice thereof as provided in Section 8.02. The record date fixed as provided in the preceding sentence shall be set forth in a written notice to the Trustee and shall be a business day not less than 15 nor more than 20 days after the date on which such notice is sent to the Trustee.

Section 8.04. Who May Attend and Vote at Meeting. To be entitled to vote at any meeting of Securityholders of any series, a person shall be a Holder of one or more Securities of such series. The only persons who shall be entitled to be present or to speak at any meeting of Securityholders of any series shall be the persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company and its counsel. When a determination of Securityholders entitled to vote at any meeting of Securityholders has been made as provided in this Section 8.04, such determination shall apply to any adjournment thereof.

Section 8.05. Regulations. Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Securityholders of any series, in regard to proof of the holding of the Securities of such series and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think fit. Except as otherwise permitted or required by any such regulations, the holding of the Securities of such series shall be provided in the manner specified in Section 8.06.

The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by the Company or by Securityholders as provided in Section 8.03, in which case the Company or the Securityholders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by a vote of the Holders of a majority in Principal Amount of the Securities represented at the meeting and entitled to vote.

Subject to the provisions of Section 7.04, at any meeting each Securityholder or proxy entitled to vote thereat shall be entitled to one vote for each $1,000 principal amount of Securities of such series held or represented by him; provided that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote other than by virtue of Securities held by him or instruments in writing as aforesaid duly designating him as the person to vote on behalf of other Securityholders. Any meeting of Securityholders duly called pursuant to the provisions of Section 8.02 or 8.03 may be adjourned from time to time, and the meeting may be held as so adjourned without further notice.

At any meeting of Securityholders of any series, the presence of persons who held, or who are acting as proxy for persons who held, an aggregate Principal Amount of Securities of such series on the record date for such meeting sufficient to take action on the business for the transaction of which such meeting was called shall constitute a quorum, but, if less than a quorum is present, the persons holding or representing a majority in aggregate Principal Amount of the Securities of such series represented at the meeting may adjourn such meeting with the same effect, for all intents and purposes, as though a quorum had been present.

Section 8.06. Manner of Voting at Meetings and Record to be Kept. The vote upon any resolution submitted to any meeting of Securityholders of any series shall be by written ballots on each of which shall be subscribed the signature of the Securityholder or proxy casting such ballot and the identifying number or numbers of the Securities of such series held or represented in respect of which such ballot is cast. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of Securityholders shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was mailed as provided in Section 8.02. The record shall show the identifying numbers of the Securities of such series voting in favor of or against any resolution. Each counterpart of such record shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one of the counterparts shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee.

Any counterpart record so signed and verified shall be conclusive evidence of the matters therein stated and shall be the record referred to in clause (b) of Section 7.01.

Section 8.07. Exercise of Rights of Trustee and Securityholders Not to be Hindered or Delayed. Nothing in this Article 8 contained shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Securityholders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Securityholders of any series under any of the provisions of this Indenture or of the Securities of such series.

ARTICLE 9

SUPPLEMENTAL INDENTURES

Section 9.01. Supplemental Indentures Without Consent of Holders. The Company and the Trustee may amend or supplement this Indenture or the Securities of any series without the consent of any Holder:

(a) to cure any ambiguity, defect or inconsistency;

(b) to provide for uncertificated Securities in addition to or in place of certificated Securities;

(c) to provide for the assumption of the Company’s obligations to the Holders of the Securities in the case of any transaction pursuant to Article 10 hereof;

(d) to evidence and provide for the acceptance of appointment hereunder by a successor trustee and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one trustee;

(e) to make any change that would provide any additional rights or benefits to the Holders of all or any series of Securities or that does not adversely affect the legal rights hereunder of any such Holder;

(f) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act; or

(g) to evidence the succession of another person to the Company, or successive successions, and the assumption by the successor person of the covenants, agreements and obligations of the Company.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such supplemental indenture, and upon receipt by the Trustee of the documents described in Section 9.04 hereof, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations which may be therein contained, but the Trustee shall not be obligated to enter into such supplemental indenture which affects its own rights, duties or immunities under this Indenture or otherwise.

Section 9.02. With Consent of Holders. Except as provided in the next succeeding paragraphs, this Indenture or the Securities may be amended or supplemented with the consent of the Holders of at least a majority in aggregate Principal Amount of the Securities then outstanding affected by such supplemental indenture, and any existing default or compliance with any provision of this Indenture or the Securities of any series may be waived with the consent of the Holders of a majority in aggregate Principal Amount of the then outstanding Securities affected by such default or compliance.

Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.04 hereof, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture or waiver. Subject to Sections 5.04 and 5.07 hereof, the Holders of a majority in aggregate Principal Amount of the Securities then outstanding affected may waive compliance in a particular instance by the Company with any provision of this Indenture or such Securities. Without the consent of each Holder affected hereby, however, an amendment or waiver may not:

(a) reduce the Principal Amount of Securities of any series whose Holders must consent to an amendment, supplement or waiver;

(b) change the stated maturity of the principal of, or any installment of principal of or interest on, or time for payment of interest on, any Security, or reduce the Principal Amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change any Payment Office where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the stated maturity thereof (or, in the case of redemption, on or after the redemption date);

(c) modify any of the provisions of this Section 9.02, Section 5.04 or Section 4.08, except to increase the percentage in Principal Amount of Holders required under any such Section or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby, provided that this clause (c) will not be deemed to require the consent of any Holder with respect to changes in the references to “the Trustee” and concomitant changes in this Section 9.02, Section 5.04 and Section 4.08, or the deletion of this proviso, in accordance with the requirements of Section 6.11; or

(d) make any change in this sentence of this Section 9.02.

Section 9.03. Effect of Supplemental Indenture. Upon the execution of any supplemental indenture pursuant to the provisions hereof, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Holders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments, and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 9.04. Documents to Be Given to Trustee; Compliance with TIA. The Trustee, subject to the provisions of Sections 6.01 and 6.02, may receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such supplemental indenture complies with the applicable provisions of this Indenture. Every such supplemental indenture shall comply with the TIA.

Section 9.05. Notation on Securities in Respect of Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article may bear a notation approved by the Trustee as to form (but not as to substance) as to any matter provided for by such supplemental indenture or as to any action taken at any such meeting. If the Company or the Trustee shall so determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Board of Directors of the Company, to any modification of this Indenture contained in any such supplemental indenture may be prepared by the Company, authenticated by the Trustee and delivered in exchange for the Securities of such series then outstanding.

ARTICLE 10

CONSOLIDATION, MERGER OR SALE OF ASSETS

Section 10.01. When the Company May Merge. Etc. The Company shall not consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, unless:

(a) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer the properties and assets of the Company substantially as an entirety shall be a Person organized and existing under the laws of the United States of America or any State or the District of Columbia, and shall expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, the due and punctual payment of the principal of (and premium, if any) and interest, if any, on all the Securities and the performance or observance of every covenant of this Indenture of the part of the Company to be performed or observed;

(b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have happened and be continuing; and

(c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that such consolidation, merger, conveyance or transfer and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

Section 10.02. Successor Corporation Substituted. Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 10.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, assignment, transfer, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor corporation), and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein.

In case of any such consolidation, merger, sale or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate. Notwithstanding the foregoing, (i) a consolidation or merger by the Company with or into, or (ii) the sale, assignment, transfer, lease, conveyance or other disposition by the Company of all or substantially all of its property or assets to, one or more of its Subsidiaries shall not relieve the Company from its obligations under this Indenture and the Securities.

Section 10.03. Opinion of Counsel to Trustee. The Trustee, subject to the provisions of Sections 6.01 and 6.02, may receive an Opinion of Counsel as conclusive evidence that any such consolidation, merger, conveyance, sale, transfer, lease, exchange or other disposition complies with the applicable provisions of this Indenture.

ARTICLE 11

REDEMPTION OF SECURITIES

Section 11.01. Applicability of Article. Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 3.01 for Securities of any series) in accordance with this Article.

Section 11.02. Notice of Redemption; Partial Redemptions. Notice of redemption to the Holders of Securities of any series to be redeemed as a whole or in part shall be given by mailing notice of such redemption by first class mail, postage prepaid, at least 10 days and not more than 60 days prior to the date fixed for redemption to such Holders of Securities at their last addresses as they shall appear upon the registry books. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the Holder, receives the notice. Failure to give notice by mail, or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

The notice of redemption to each such Holder shall identify the Securities to be redeemed (including CUSIP numbers) and shall specify the Principal Amount of each Security held by such Holder to be redeemed, the date fixed for redemption, the redemption price, the place or places of payment, that payment will be made upon presentation and surrender of such Securities, that interest accrued to the date fixed for redemption will be paid as specified in said notice and that on and after said date interest thereon or on the portions thereof to be redeemed will cease to accrue. In case any Security is to be redeemed in part only the notice of redemption shall state the portion of the Principal Amount thereof to be redeemed and shall state that on and after the date fixed for redemption, upon surrender of such Security, a new Security or Securities in Principal Amount equal to the unredeemed portion thereof will be issued.

The notice of redemption of Securities of any series to be redeemed at the option of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.

No later than 10:00 a.m. New York City time on the redemption date specified in the notice of redemption given as provided in this Section, the Company will deposit with the Trustee or with one or more paying agents (or, if the Company is acting as its own paying agent, set aside, segregate and hold in trust) an amount of money sufficient to redeem on the redemption date all the Securities of a series so called for redemption at the appropriate redemption price, together with accrued interest to the date fixed for redemption. The Company will deliver to the Trustee at least 10 days prior to the date fixed for redemption an Officers’ Certificate stating the aggregate Principal Amount of Securities of such series to be redeemed. The Company will calculate the redemption price and neither the Trustee nor the Paying Agent will be responsible for verifying or calculating the redemption price.

If less than all the Securities of a series are to be redeemed, the Trustee shall select, either pro rata, by lot or by any other method it shall deem fair and reasonable, Securities to be redeemed in whole or in part. Securities may be redeemed in part only in denominations equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof. The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the Principal Amount thereof to be redeemed. For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the Principal Amount of such Security which has been or is to be redeemed.

Section 11.03. Payment of Securities Called for Redemption. If notice of redemption has been given as above provided, the Securities or portions of Securities specified in such notice shall become due and payable on the date and at the place stated in such notice at the applicable redemption price, together with interest accrued to the date fixed for redemption, and on and after said date (unless the Company shall default in the payment of such Securities at the redemption price, together with interest accrued to said date) interest on the Securities or portions of Securities so called for redemption shall cease to accrue and, except as provided in Sections 6.05 and 12.06, such Securities shall cease from and after the date fixed for redemption to be entitled to any benefit or security under this Indenture, and the Holders thereof shall have no right in respect of such Securities except the right to receive the redemption price thereof and unpaid interest to the .date fixed for redemption. On presentation and surrender of such Securities at a Payment Office specified in said notice, said Securities or the specified portions thereof shall be paid and redeemed by the Company at the applicable redemption price, together with interest accrued thereon to the date fixed for redemption; provided that any payment of interest becoming due on the date fixed for redemption shall be payable to the holders of such Securities registered as such on the relevant Regular Record Date subject to the terms and provisions of Section 3.05 hereof.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid or duly provided for, bear interest from the date fixed for redemption at the rate borne by the Security.

Upon presentation of any Security redeemed in part only, the Company shall execute and the Trustee shall authenticate and make available for delivery to or on the order of the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations, in Principal Amount equal to the unredeemed portion of the Security so presented.

ARTICLE 12

DEFEASANCE AND COVENANT DEFEASANCE

Section 12.01. Applicability of the Article: Company’s Option to Effect Defeasance or Covenant Defeasance. Unless pursuant to Section 3.01 provision is made for the inapplicability of either or both of (a) defeasance of the Securities of a series under Section 12.02 or (b) covenant defeasance of the Securities of a series under Section 12.03, then the provisions of such Section or Sections, as the case may be, together with the other provisions of this Article, shall be applicable to the Securities of such series, and the Company may, at its option, by resolution of its Board of Directors, at any time, elect to have either Section 12.02 or Section 12.03 applied to the outstanding Securities of a series upon compliance with the conditions set forth below in this Article 12.

Section 12.02. Legal Defeasance and Discharge. Upon the Company’s exercise of the option provided under Section 12.01 hereof to defease the outstanding Securities of a particular series under this Section -12.02, the Company shall be deemed to have been discharged from its obligations with respect to such outstanding Securities on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, such Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Securities of such series, which shall thereafter be deemed to be “outstanding” only for the purposes of Section 12.05 hereof and the other Sections of this Indenture referred to in clauses (i) and (ii) of this Section 12.02, and to have satisfied all its other obligations under such Securities and this Indenture (and the Trustee, on demand of and at the expense of the Company shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities of such series to receive solely from the trust fund described in Section 12.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of (and premium, if any) and interest, if any, on such Securities when such payments are due, (ii) the Company’s obligations with respect to such Securities under Sections 3.06, 3.07, 3.08(a), 3.09, 3.11, and 12.05 hereof, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee’s rights under Section 6.07 hereof, and the Company’s obligations in connection therewith and with this Article 12. Subject to compliance with this Article 12, the Company may exercise its option under this Section 12.02 notwithstanding the prior exercise of its option under Section 12.03 hereof with respect to the Securities of such series.

Section 12.03. Covenant Defeasance. Upon the Company’s exercise of the option provided under Section 12.01 hereof to obtain a covenant defeasance with respect to the outstanding Securities of a particular series under this Section 12.03, the Company shall be released from its obligations under the covenants contained in Article 4 and Section 10.01 hereof and the covenants contained in any supplemental indenture applicable to such series, with respect to the outstanding Securities of such series on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Securities of such series shall thereafter be deemed not outstanding for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed outstanding for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Securities of such series, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01(c) with respect to outstanding Securities of such series, but, except as specified above, the remainder of this Indenture and of the Securities of such series shall be unaffected thereby.

Section 12.04. Conditions to Legal or Covenant Defeasance. The following shall be the conditions to the application of either Section 12.02 or Section 12.03 hereof to the outstanding Securities of a particular series:

(a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 6.10 who shall agree to comply with the provisions of this Article 12 applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities cash or Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge the principal of (and premium, if any) and interest, if any, on such outstanding Securities on the stated maturity date of such principal or installment of principal, or interest or premium, if any.

(b) In the case of an election under Section 12.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that (i) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date hereof, there has been a change in the applicable U.S. federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the beneficial owners of the outstanding Securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred.

(c) In the case of an election under Section 12.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel confirming that the beneficial owners of the outstanding Securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred.

(d) No Default or Event of Default (or event that, with the giving of notice or lapse of time or both would become an Event of Default) with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit or, insofar as Section 5.01(d) or 5.01(e) hereof is concerned, at any time in the period ending on the 124th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

(e) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company is a party or by which the Company is bound (other than a breach, violation or default resulting from the borrowing of funds to be applied to such deposit).

(f) The Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit made by the Company pursuant to its election under Section 12.02 or 12.03 hereof was not made by the Company with the intent of preferring the Holders of the affected Securities over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company, or others.

(g) Such Legal Defeasance or Covenant Defeasance shall be effected in compliance with any additional terms, conditions or limitations which may be imposed on the Company in connection therewith pursuant to Section 3.01.

(h) The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Legal Defeasance under Section 12.02 hereof or the Covenant Defeasance under Section 12.03 hereof (as the case may be) have been complied with as contemplated by this Section 12.04.

Section 12.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions. Subject to Section 12.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee pursuant to Section 12.04 hereof in respect of the outstanding Securities of a particular series shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any paying agent (including the Company acting as paying agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal (and premium, if any) and interest, if any, but such money need not be segregated from other funds except to the extent required by law.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 12.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge that by law is for the account of the Holders of the outstanding Securities of such series.

Anything in this Article 12 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company’s request any money or non-callable Government Securities held by it as provided in Section 12.04 hereof with respect to the Securities of any series which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 12.04(a) hereof), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 12.06 Repayment to the Company. Any money deposited with the Trustee or any paying agent, or then held by the Company, in trust for the payment of the principal of (and premium, if any) and interest, if any, on any Security and remaining unclaimed for two years after such principal, or interest or premium, if any, has become due and payable shall be paid to the Company on its written request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such paying agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

SECTION 12.07 Reinstatement. If the Trustee or paying agent is unable to apply any U.S. Dollars or non- callable Government Securities in accordance with Section 12.02 or 12.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to Section 12.02 or 12.03 hereof until such time as the Trustee or paying agent is permitted to apply all such money in accordance with Section 12.02 or 12.03 hereof, as the case may be; provided that, if the Company makes any payment of principal of, or interest or premium, if any, on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Security to receive such payment from the money held by the Trustee or paying agent

ARTICLE 13

SATISFACTION AND DISCHARGE

Section 13.01. Satisfaction and Discharge of Indenture. This Indenture shall upon a Company Request cease to be of further effect with respect to any series of Securities (except, as to any surviving rights of registration of transfer, exchange or conversion of Securities of such series herein expressly provided for or in the form of Security for such series and any rights to receive payment of interest thereon), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(a) either

(i) all Securities of such series theretofore authenticated and delivered (other than (A) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 3.09, and (B) Securities for whose payment money has theretofore been (x) deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.03(c) or (y) paid to any State or the District of Columbia pursuant to its unclaimed property or similar laws) have been delivered to the security register for cancellation; or

(ii) all such Securities not theretofore delivered to the security register for cancellation

(A) have become due and payable, or

(B) will become due and payable at their stated maturity within one year, or

(C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and the Company, in the case of (A), (B) or (C) above, has deposited or caused to be deposited with the Trustee, as trust funds in trust for the purpose, cash or Government Securities, or a combination thereof, in such amounts as will be sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any) and interest, if any, to the date of such deposit (in the case of Securities which have become due and payable), or to the Stated Maturity or redemption date, as the case may be;

(b) the Company has paid or caused to be paid all other sums payable hereunder with respect to such Securities; and

(c) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture the obligations of the Company to the Trustee under Section 6.07 and, if money shall have been deposited with the Trustee pursuant to subclause (ii) of clause (a) of this Section, the obligations of the Trustee under Section 13.02 and the last paragraph of Section 4.03 shall survive.

Section 13.02. Application of Trust Money. Subject to the provisions of the last paragraph of Section 4.03, all money deposited with the Trustee pursuant to Section 13.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent, as the Trustee may determine, to the Persons entitled thereto, of the principal (and premium, if any) and interest, if any, for whose payment such money has been deposited with the Trustee.

ARTICLE 14

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 14.01. Company to Furnish Trustee Names and Addresses of Holders. The Company will furnish or cause to be furnished to the Trustee:

(a) semi-annually, not later than 15 days after the Regular Record Date for each series of Securities, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities as of such Regular Record Date (unless the Trustee has such information), or if there is no Regular Record Date for interest for such series of Securities, semi-annually, upon such dates as are set forth in the Board Resolution of the Company or indenture supplemental hereto authorizing such series, and

(b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided that so long as the Trustee is the Registrar, no such list shall be required to be furnished.

Section 14.02. Preservation of Information: Communications to Holders.

(a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 14.01 and the names and addresses of Holders received by the Trustee in its capacity as the Registrar. The Trustee may destroy any list furnished to it as provided in Section 14.01 upon receipt of a new list so furnished.

Section 14.03. Reports by the Trustee.

(a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within 60 days after each May 15th following the date of this Indenture (commencing May 15, 2026) deliver to Holders a brief report dated as of such May 15th, which complies with the provisions of such Section 313(a).

(b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each securities exchange upon which Securities of any series are listed, with the Commission and with the Company. The Company will promptly notify the Trustee when any Securities are listed on any securities exchange and of any delisting thereof.

Section 14.04. Reports by the Company. The Company shall file with the Trustee, within 30 days after it files such annual and quarterly reports, information, documents and other reports with the Commission, copies of its annual report and of the information, documents and other reports (or copies of such portions of any of the foregoing the Commission may by rules and regulations prescribe) which the Company is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act; provided that any such annual and quarterly reports, information, documents and other reports and information filed with the Commission may be provided by the Company to the Trustee electronically. The Company shall comply with the other provisions of TIA Section 314(a). Delivery of such information, documents and reports to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute actual or constructive notice or knowledge of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates). At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon request of Holders and prospective purchasers of Securities thereof, the Company shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations. The Trustee shall have no obligation to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR system (or its successor).

ARTICLE 15

MISCELLANEOUS PROVISIONS

Section 15.01. Incorporators. Stockholders. Officers and Directors of Company Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in this Indenture, or in any Security of any series, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer or director, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities of such series by the holders thereof and as part of the consideration for the issue of the Securities of such series.

Section 15.02. Provisions of Indenture for the Sole Benefit of Parties and Holders. Except as set forth in Section 15.09, nothing in this Indenture or in the Securities of any series, expressed or implied, shall give or be construed to give to any person, firm or corporation, other than the parties hereto and their successors and the holders of the Securities of such series, any legal or equitable right, remedy or claim under this Indenture or under any covenant or provision herein contained, all such covenants and provisions being for the sole benefit of the parties hereto and their successors and of the holders of the Securities.

Section 15.03. Successors and Assigns of Company Bound by Indenture. All the covenants, stipulations, promises and agreements in this Indenture contained by or on behalf of the Company shall bind their successors and assigns, whether so expressed or not.

Section 15.04. Notices. Where this Indenture provides for notice to Holders, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder entitled thereto, at his last address as it appears in the Security Register. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. The Trustee may waive notice to it of any provision herein, and such waiver shall be deemed to be for its convenience and discretion. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver. Where this Indenture provides for notice to the Trustee, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, via facsimile, or by .pdf attachment to electronic transmission to: 1 Columbus Circle, Trust and Securities Services, 4th Floor, Mail stop: NYC01-0417, New York, NY 10019, USA, facsimile: +1-732-578-4635 , Attention: Corporates Team, AA8810. Each party may, in its discretion, agree to accept notices and other communications delivered or furnished to it hereunder by electronic communication pursuant to procedures approved by them, respectively, provided that approval of such procedures may be limited to particular notices or communications. Any such notices and other communications furnished by electronic communication shall be in the form of attachments in pdf format.

In case, by reason of the suspension of or irregularities in regular mail service, it shall be impracticable to mail notice to the Company and Securityholders when such notice is required to be given pursuant to any provision of this Indenture, then any manner of giving such notice as shall be satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice. While Securities are in global form, notice provided via clearing systems shall be deemed to be a sufficient giving of notice.

Section 15.05. Officers’ Certificates and Opinions of Counsel: Statements to Be Contained Therein. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that all conditions precedent provided for in this Indenture relating to the proposed action have been complied with and an Opinion of Counsel stating that in the opinion of such counsel all such conditions precedent have been complied with, except that in the case of any such application or demand as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or demand, no additional certificate or opinion need be furnished.

Each certificate or opinion provided for in this Indenture and delivered to the Trustee with respect to compliance with a condition or covenant provided for in this Indenture shall include (a) a statement that the person making such certificate or opinion has read such covenant or condition, (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based, (c) a statement that, in the opinion of such person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with and (d) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Any certificate, statement or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of or representations by counsel, unless such officer knows that the certificate or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous. Any certificate, statement or Opinion of Counsel may be based, insofar as it relates to factual matters or information which is in the possession of the Company, upon the certificate, statement or opinion of or representations by an officer or officers of the Company unless such counsel knows that the certificate, statement or opinion or representations with respect to the matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company unless such officer or counsel knows that the certificate or opinion or representations with respect to the accounting matters upon which his certificate, statement or opinion may be based as aforesaid are erroneous, or in the exercise of reasonable care should know that the same are erroneous.

Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent within the meaning of the Securities Act and the rules and regulations promulgated thereunder.

Section 15.06. Payments Due on Saturdays, Sundays and Holidays. If the date of maturity of interest on or principal of the Securities of a particular series or the date fixed for redemption of any Security shall not be a Business Day, then payment of interest or principal with respect to such Securities need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the date of maturity or the date fixed for redemption, and no interest shall accrue for the period after such date.

Section 15.07. Conflict of Any Provision of Indenture with Trust Indenture Act. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with another provision included in this Indenture by operation of Sections 310 to 317, inclusive, of the Trust Indenture Act (an “incorporated provision”), such incorporated provision shall control.

Section 15.08. New York Law to Govern. This Indenture and the Securities of any series shall each be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of the State of New York, but without giving effect to applicable principles of conflicts of law to the extent that the application of the law of another jurisdiction would be required thereby.

Section 15.09. Waiver of Jury Trial. Each party hereto hereby waives, and each Holder by acceptance of its Securities shall be deemed to have waived, to the fullest extent permitted by applicable law, any right it may have to a trial by jury (but no other judicial remedies) in respect of any litigation directly or indirectly arising out of, under or in connection with this Indenture or the transactions contemplated hereby.

Section 15.10. [Reserved].

Section 15.11. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. Facsimile, documents executed, scanned and transmitted electronically and electronic signatures, including those created or transmitted through a software platform or application, shall be deemed original signatures for purposes of this Indenture and all Securities and all matters and agreements related thereto, with such facsimile, scanned and electronic signatures having the same legal effect as original signatures. The parties agree that this Indenture or any Security or any instrument, agreement or document necessary for the consummation of the transactions contemplated by this Indenture or the Securities or related hereto or thereto (including, without limitation, addendums, amendments, notices, instructions, communications with respect to the delivery of securities or the wire transfer of funds or other communications) (“Executed Documentation”) may be accepted, executed or agreed to through the use of an electronic signature in accordance with applicable laws, rules and regulations in effect from time to time applicable to the effectiveness and enforceability of electronic signatures. Any Executed Documentation accepted, executed or agreed to in conformity with such laws, rules and regulations will be binding on all parties hereto to the same extent as if it were physically executed and each party hereby consents to the use of any third party electronic signature capture service providers as may be reasonably chosen by a signatory hereto or thereto. When the Trustee or an Agent acts on any Executed Documentation sent by electronic transmission, the Trustee or Agent will not be responsible or liable for any losses, costs or expenses arising directly or indirectly from its reliance upon and compliance with such Executed Documentation, notwithstanding that such Executed Documentation (a) may not be an authorized or authentic communication of the party involved or in the form such party sent or intended to send (whether due to fraud, distortion or otherwise) or (b) may conflict with, or be inconsistent with, a subsequent written instruction or communication; it being understood and agreed that the Trustee and each Agent shall conclusively presume that Executed Documentation that purports to have been sent by an authorized officer of a Person has been sent by an authorized officer of such Person. The party providing Executed Documentation through electronic transmission or otherwise with electronic signatures agrees to assume all risks arising out of such electronic methods, including, without limitation, the risk of the Trustee or an Agent acting on unauthorized instructions and the risk of interception and misuse by third parties.

Section 15.12. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 15.13. Severability. If any provision hereof shall be held to be invalid, illegal or unenforceable under applicable law, then the remaining provisions hereof shall be construed as though such invalid, illegal or unenforceable provision were not contained herein.

Section 15.14. Patriot Act Compliance. The parties hereto acknowledge that in accordance with Section 326 of the USA Patriot Act the Trustee and the Agents, like all financial institutions, are required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens account with the Trustee or the Agents. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee and the Agents to satisfy the requirements of the USA Patriot Act.

Section 15.15. Sanctions.

(a) Neither the Company nor its Subsidiaries shall use, and the Company shall use commercially reasonable efforts to procure that it and its Subsidiaries’ respective directors, officers and employees, in each case when acting on behalf of the Company or its Subsidiaries shall not use, the proceeds of any Notes (i) in furtherance of a corrupt offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of material value, to any Person in a manner which constitutes (x) a violation of the Bribery Act, (y) a violation of the FCPA or (z) a material violation of any other Anti-Corruption Laws, (ii) for the purpose of funding or financing any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country (unless such activity, business or transaction would not result in a violation of applicable Sanctions by any party hereto), or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

(b) The Company has implemented and maintains in effect policies and procedures designed to promote compliance by the Company and its Subsidiaries with applicable Sanctions, and the Company and its Subsidiaries are in compliance with applicable Sanctions in all material respects. None of the Company, its Subsidiaries, or any of their respective officers or directors are Sanctioned Persons.

(c) For purposes of this Section 13, “Sanctioned Country” means, at any time, a country, region or territory which is the target of any comprehensive (but not list based) Sanctions that broadly prohibit dealings with such country, region or territory (as of the date of this Agreement, Cuba, Iran, North Korea, the Crimea, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic regions of Ukraine and non-government controlled areas of the Zaporizhzhia and Kherson regions of Ukraine). “Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury or by the United Nations Security Council, His Majesty’s Treasury of the United Kingdom, Canada, the European Union or any EU member state, (b) any Person located, organized or resident in a Sanctioned Country to the extent such Person is subject to Sanctions or (c) any Person controlled or more than 50 percent owned by any such Person. “Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the

U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, Canada, the European Union or His Majesty’s Treasury of the United Kingdom. “Bribery Act” means the United Kingdom Bribery Act of 2010. “FCPA” means the United States Foreign Corrupt Practices Act of 1977. “Anti-Corruption Laws” means all anti-bribery or anti-corruption laws and government rules and regulations of any jurisdiction applicable to the Company or its Subsidiaries.

Section 15.16. Force Majeure. Neither the Trustee nor the Agents shall incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of the Trustee or the Agents (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, civil unrest, local or national disturbance or disaster, pandemic, epidemic, any act of terrorism, or the unavailability of the Federal Reserve Bank wire or facsimile or other wire or communication facility); it being understood that the Trustee and the Agents, as applicable, shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SIGNATURES

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

HONEYWELL AEROSPACE INC., as Company

By:	/s/ Thilo Huber
Name: Thilo Huber
Title: Treasurer and Director

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Denise Kellerk
Name: Denise Kellerk
Title: Vice President

By:	/s/ Chris Niesz
Name: Chris Niesz
Title: Director

[Signature Page to Indenture]